UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2005

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-15143	91-1039211
(Commission File Number)	(IRS Employer Identification No.)

16804 Gridley Place

Cerritos, California 90703

(Address of principal executive offices) (Zip Code)

(562) 860-6666

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of Material Definitive Agreement.

Consulting Agreement – Robert Stemmler.

Effective as of March 17, 2005, the consulting agreement between IMPCO Technologies, Inc. (the “Company”) and Robert M. Stemmler, the Company’s Chairman and former Chief Executive Officer has been terminated. Pursuant to such consulting agreement, Mr. Stemmler was to serve as a consultant to IMPCO through April 30, 2007. The consulting agreement is being terminated in connection with the Company’s management transition.

Item 2.02. Results of Operations and Financial Condition.

On March 17, 2005 the Company announced certain financial information respecting its financial condition and results of operations as of and for the fiscal year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1 to this report, and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On March 14, 2005, management announced that the Seattle, Washington research and development facility would be relocated to the Company’s Cerritos, California headquarters in order to reduce the inefficiencies, expense and logistical difficulties associated with maintaining separate facilities and to improve the integration of research and development personnel into operations. Key research and development personnel and equipment will be relocated to the Cerritos, California headquarters, and the Seattle, Washington research and development facility will be closed. Company management expects that the relocation will be completed by June 30, 2005. The Company expects to incur charges to operating income in the first and second quarter of 2005 associated with the relocation of this facility, but the Company has not been able, as of the date of filing of this Report to determine the amount of those charges and will disclose them in an amendment to this report.

Item 7.01. Regulation FD Disclosure.

On March 17, 2004, the Company also announced, in the press release referred to in Item 2.02 above, that the filing of its annual report on Form 10-K for the fiscal year ended December 31, 2004 will be delayed until March 31, 2005, and that its shareholders approved the acquisition by the Company of the remaining 50% equity interest of BRC, which the company expects will be completed on or prior to March 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this report.

Based on preliminary results to date the Company has identified an internal control deficiency that constituted a material weakness in internal controls over financial reporting at December 31, 2004 relating to cycle counting of physical inventory. Management is in the process of remediating this weakness in these procedures. These internal control weaknesses will be referenced in the report of management in the Company’s Annual Report on Form 10-K, which will indicate that the Company’s internal controls were not effective as of December 31, 2004. The report will be accompanied by Company’s independent registered public accounting firm’s assessment, which management expects will result in an adverse report related to the Company’s internal control structure (which is separate and apart from the independent auditor’s report on the Company’s financial statements).

A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release of IMPCO Technologies, Inc. dated March 17, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

Date: March 17, 2005	By:	/s/ Mariano Costamagna
Mariano Costamagna
Chief Executive Officer

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